UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2012

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2012 (the “Signing Date”), RAIT Financial Trust (“RAIT”) and its subsidiaries RAIT Partnership, L.P., Taberna Realty Finance Trust and RAIT Asset Holdings IV, LLC (“NewSub”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with ARS VI Investor I, LLC (the “Investor”), an affiliate of Almanac Realty Investors, LLC (“Almanac”).

Investment Transaction. Under the Purchase Agreement, RAIT is required to issue and sell to the Investor on a private placement basis from time to time in a period up to two years (the “Investment Period”), and the Investor will be obligated to purchase from RAIT, for an aggregate purchase price of $100.0 million (the “Total Commitment”), 4,000,000 newly issued Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of RAIT (the “Series D Preferred Shares”) as well as Warrants (as defined below) and SARs (as defined below). The obligation of the Investor to purchase Series D Preferred Shares and related securities under the Purchase Agreement is subject to customary closing conditions and terminates if any defined draw down termination event occurs. At each closing under the Purchase Agreement, RAIT will pay Almanac or its designee a fee equal to 4% of the amount funded at that closing. The first $20.0 million of the Total Commitment is expected to be funded on October 17, 2012 (the “First Draw Down”) which would result in the issuance of 20% of the Series D Preferred Shares, Warrants and SARs issuable under the Purchase Agreement. RAIT expects to use these proceeds to fund its origination and investment activities, including CMBS loans and bridge loans.

Series D Preferred Shares. Under the Purchase Agreement, RAIT will issue an aggregate of 4,000,000 Series D Preferred Shares to the Investor under several draws over the Investment Period. The Series D Preferred Shares will rank senior to RAIT’s common shares of beneficial interest, par value $0.03 per share (the “Common Shares”) and on parity with RAIT’s existing 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest and 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest. Holders of Series D Preferred Shares will be entitled to receive cumulative preferential cash dividends at an initial rate of 7.5% with increases at regular intervals thereafter and if defined defaults exist.

Upon any liquidation of RAIT, the holders of Series D Preferred Shares will be entitled to receive a liquidation preference initially equal to $26.25 per share in the case of a liquidation occurring prior to the fifth anniversary of the Signing Date and $25.00 per share thereafter. RAIT has the right in limited circumstances to redeem the Series D Preferred Shares prior to the fifth anniversary of the Signing Date at a redemption price of $26.25 per share. After the fifth anniversary of the Signing Date, RAIT may redeem all or a portion of the Series D Preferred Shares at any time at a redemption price of $25.00 per share. RAIT may satisfy all or a portion of the redemption price for an optional redemption with an unsecured promissory note (a “Preferred Note”) with a maturity date of 180 days from the applicable redemption date.  From and after the occurrence of a defined mandatory redemption triggering event, each holder of Series D Preferred Shares may elect to have all or a portion of such holder’s Series D Preferred Shares redeemed by RAIT at a redemption price of $26.25 per share prior to the fifth anniversary of the Signing Date and $25.00 per share on or after the fifth anniversary of the Signing Date. RAIT may satisfy all or a portion of the redemption price for certain of the mandatory redemption triggering events with a Preferred Note.  RAIT must redeem the Series D Preferred Shares with up to $50.0 million of net proceeds received from the loans and other investments made with proceeds of the sales under the Purchase Agreement from and after the fifth anniversary of the Signing Date in the case of net proceeds from loans and investments other than CMBS loans and the seventh anniversary of the Signing Date in the case of net proceeds from CMBS loans, in each case, at a redemption price of $25.00 per share. All amounts paid in connection with liquidation or for all redemptions of the Series D Preferred Shares must also include all accumulated and unpaid dividends to, but excluding, the redemption date.

Holders of Series D Preferred Shares will have limited voting rights, including that whenever dividends on the Series D Preferred Shares are in arrears for six or more quarterly periods (whether or not consecutive), the holders of Series D Preferred Shares shall be entitled to elect one additional Trustee to RAIT’s Board of Trustees (the “Board”), separately from any similar right of any other preferred securities of RAIT to appoint an additional Trustee to the Board.

The Purchase Agreement contemplates that the gross proceeds from sales under the Purchase Agreement will be contributed to NewSub. The Purchase Agreement also contemplates that NewSub shall issue its preferred units from time to time upon the issuance and sale of Series D Preferred Shares to the Investor under the Purchase Agreement, which preferred units will be permanently linked to such Series D Preferred Shares and are intended solely as a credit enhancement to provide for an additional source of payment to the Investor with respect to RAIT’s payment obligations in respect of the Series D Preferred Shares.

Warrants. The Series D Preferred Shares shall be issued by RAIT to the Investor in combination with warrants (the “Warrants”) to purchase Common Shares.

The Warrants will be exercisable immediately upon issuance until terminated on the earlier of the 15th anniversary of the Signing Date or 30 days following receipt by the Investor of the notice, or, if later, the occurrence, of a defined change of control. The exercise price per Common Share shall initially be $6.00 per Common Share (the “Exercise Price”), subject to adjustments provided for in the Warrants. The Exercise Price shall be payable either (i) in cash, (iii) by surrendering Series D Preferred Shares valued at their liquidation preference in satisfaction of such Exercise Price or (iii) through a net exchange. In a net exchange, the Common Shares issued will be equal to the result obtained by dividing the difference between the aggregate market value and the aggregate exercise price of the Common Shares subject to an exercise by the market value per share. The total number of Common Shares issuable upon exercise of all Warrants will be 9,931,000, subject to adjustments, except that under no circumstances shall RAIT be obligated to issue any Common Shares upon exercise of the Warrants if the issuance of such Common Shares would exceed that number of Common Shares which the Company may issue upon exercise of the Warrants without requiring shareholder approval under the NYSE listing requirements. RAIT will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any Common Shares it cannot issue as a result of this prohibition.

From and after the earlier of (i) the fifth anniversary of the Signing Date or (ii) the occurrence of a defined mandatory redemption triggering event on the Series D Preferred Shares, the holders of Warrants may put their Warrants to RAIT for a put redemption price equal to $1.23 per Common Share until the sixth anniversary of the Signing Date and increasing to set amounts at set intervals thereafter. The put redemption price shall be payable in cash or (except in the event of a put for certain of the mandatory redemption triggering events) by way of a three year unsecured promissory note, or a combination of the foregoing.

Share Appreciation Rights. The Series D Preferred Share shall be issued by RAIT to the Investor in combination with Common Share appreciation rights (the “SARs”).

The strike price per SAR shall initially be $6.00 per Common Share (the “Strike Price”), subject to adjustments provided for in the SARs. The SARs represent a right, in the aggregate, with regard to 6,735,667 Common Shares, subject to adjustments. RAIT may elect to settle the exercise of the SARs in cash or by way of a three year unsecured promissory note, or a combination of the foregoing. RAIT shall not issue any Common Shares upon exercise of the SARs. The SARs will be exercisable beginning on the earlier of the second anniversary of the Signing Date and a defined change of control. The SARs terminate on the earlier of the fifteenth anniversary of the Signing Date or 30 days following receipt by the Investor of the notice, or, if later, the occurrence, of a defined change of control.

From and after the second anniversary of the Signing Date, RAIT may call the SARs for settlement for a call settlement price equal to $5.00 per Common Share on or after the second anniversary of the Signing Date and prior to the sixth anniversary of the Signing Date and increasing to set amounts at set intervals thereafter. RAIT may settle the call in cash or by way of a one year unsecured promissory note, or with a combination of the foregoing. From and after the earlier of (i) the fifth anniversary of the Signing Date or (ii) the occurrence of a defined mandatory redemption triggering event on the Series D Preferred Shares, the holders of SARs may put their SARs to RAIT for a put redemption price equal to $1.23 per Common Share prior to the sixth anniversary of the Signing Date and increasing to set amounts at set intervals thereafter. RAIT may settle the exercise of the put in cash or, in the event of certain defined mandatory redemption triggering events, by way of a three year unsecured promissory note, or a combination of the foregoing.

Transfer and Registration. The Series D Preferred Shares, Warrants, SARs and Common Shares underlying the Warrants will be subject to defined restrictions on transfer. In order to effect any transfer of Series D Preferred Shares in a broker’s transaction pursuant to Rule 144 under the Securities Act or pursuant to an offering registered under the Securities Act, the holders of such Series D Preferred Shares will be required to exchange such Series D Preferred Shares for newly issued Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”). The rights and preferences of the Series E Preferred Shares will be similar to those of the Series D Preferred Shares except, among other differences, the Series E Preferred Shares will be mandatorily redeemable upon a change of control, will have no put right and will not have the right to designate one Trustee to the Board except in the event of a payment default under the Series E Preferred Shares during six or more periods in which case they will be entitled to elect (voting together with the holders of other RAIT securities having similar voting rights) two additional Trustees. On the Signing Date, RAIT and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which RAIT agreed to register the Common Shares issuable upon exercise of the Warrants and the Series E Preferred Shares for resale to the public from time to time, in defined circumstances and within defined deadlines.

Covenants. RAIT and its subsidiaries will be subject to certain covenants under the Purchase Agreement in defined periods when the Investor and its permitted transferees have defined holdings of the securities issuable under the Purchase Agreement. These covenants include defined leverage limits on defined financing assets. In addition, commencing on the First Draw Down and for so long as the Investor and its affiliates who are permitted transferees continue to own at least 10% of the outstanding Series D Preferred Shares or Warrants and Common Shares issued upon exercise of the Warrants representing at least 5% of the aggregate amount of Common Shares issuable upon exercise of the Warrants actually issued, the Board will include one person designated by the Investor (the “Investor Board Designee”). This right is held only by the Investor and is not transferable by it. The Investor has advised RAIT that it intends to designate Andrew M. Silberstein, an equity owner of Almanac, to serve as the Investor Board Designee and RAIT expects to add Mr. Silberstein to the Board as of the First Draw Down. At the time Mr. Silberstein joins the Board, RAIT will enter into an indemnification agreement (the “Indemnification Agreement”) with him. The covenants also include an agreement by RAIT not to declare any extraordinary dividend except as otherwise required for RAIT to continue to satisfy the requirements for qualification and taxation as a REIT. An extraordinary dividend is defined as any dividend or other distribution (a) on Common Shares other than regular quarterly dividends on the Common Shares or (b) on the Preferred Shares other than in respect of dividends accrued in accordance with the terms expressly applicable to the Preferred Shares.

RAIT issued a press release (the “Press Release”) announcing the Total Commitment on October 1, 2012.

The above summaries of the Purchase Agreement and the forms of the Warrants, SARs and Indemnification Agreement included as Exhibits to the Purchase Agreement, the Series D Preferred Shares, the Series E Preferred Shares included as an Exhibit to the Articles Supplementary for the Series D Preferred Shares (the “Series D Articles Supplementary”), the Registration Rights Agreement and the Press Release do not purport to be complete and are qualified in their entirety by the Purchase Agreement and such Exhibits, the Series D Articles Supplementary and such Exhibit, the Registration Rights Agreement and the Press Release, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 3.1,10.2 and 99.1, respectively, and incorporated by reference herein.

The Purchase Agreement and such Exhibits, the Series D Articles Supplementary and such Exhibit and the Registration Rights Agreement (collectively, the “Transaction Documents”) have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in each Transaction Document were made only for the purposes of such Transaction Document and as of specific dates, were made solely for the benefit of the parties to such Transaction Document and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of such Transaction Document and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, RAIT. The assertions embodied in those representations and warranties were made solely for purposes of such Transaction Document and may be subject to important qualifications and limitations agreed to by RAIT and the other parties to such Transaction Document in connection with the negotiated terms. RAIT’s shareholders and other investors that are not holders of securities included in, or otherwise identified as beneficiaries of, the Transaction Documents are not third-party beneficiaries under any Transaction Document and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of RAIT, the other parties to any Transaction Document or any of their respective subsidiaries or affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The consummation of any purchase and sale of securities contemplated by the Purchase Agreement is expected to be made pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On October 1, 2012, RAIT filed the Series D Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland reclassifying and designating (the “Series D Reclassification”) an additional 4,000,000 of RAIT’s unclassified preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), as 4,000,000 Series D Preferred Shares. The form of the Series E Articles Supplementary was included as an exhibit to the Series D Articles Supplementary and the filing of such Exhibit reclassified and designated (together with the Series D Reclassification, the “Reclassification”) an additional 4,000,000 of RAIT’s unclassified Preferred Shares as 4,000,000 Series E Preferred Shares. There were no Series D Preferred Shares or Series E Preferred Shares authorized prior to the Reclassification. The Reclassification decreases the number of unclassified Preferred Shares from 12,340,000 shares immediately prior to the Reclassification to 4,340,000 shares immediately after the Reclassification. RAIT engaged in the Reclassification in order to authorize the Series D Preferred Shares and Series E Preferred Shares issuable under the Purchase Agreement.

The foregoing summary description of the Series D Articles Supplementary and Series E Articles Supplementary is qualified in its entirety by reference to the Series D Articles Supplementary, a copy of which is filed herewith as Exhibit 3.1to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 4, 2012	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Articles Supplementary relating to the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of RAIT Financial Trust dated October 1, 2012.
10.1	Securities Purchase Agreement dated as of October 1, 2012 by and among RAIT Financial Trust, RAIT Partnership, L.P., Taberna Realty Finance Trust, RAIT Asset Holdings IV, LLC and ARS VI Investor I, LLC.
10.2	Registration Rights Agreement dated as of October 1, 2012 by and among RAIT Financial Trust, and ARS VI Investor I, LLC.
99.1	Press Release.